UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 6, 2020

(Exact name of registrant as specified in its charter)

Delaware	001-35720	45-3052669
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15 Koch Road, Corte Madera, California 94925

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (415) 924-1005

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	RH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05. Costs Associated with Exit or Disposal Activities.

On April 6, 2020, RH announced organizational changes and expense reductions in response to current business conditions resulting from the novel coronavirus (“COVID-19”) pandemic. These measures included (i) the temporary furlough of approximately 2,300 team members for an indeterminate period of time, (ii) the termination of approximately 440 additional jobs, and (iii) salary reductions for the substantial majority of management positions across the company.

The salary reductions are expected to last until RH determines that business conditions have stabilized and include (i) a 10% salary reduction for Leaders and salaried Team Members, (ii) a 20% salary reduction for Directors, (iii) a 30% salary reduction for Vice Presidents, (iv) a 40% salary reduction for Senior Vice Presidents and Chief titles, and (v) a 100% salary reduction for the Company’s Executive Leadership Team including the CEO, CFO and other executives with the title of President.

RH also determined to significantly reduce capital expenditures and expenses by approximately $130 million and $150 million in fiscal 2020. The capital expenditure reductions are primarily the result of delaying Gallery transformation efforts with the exception of RH Marin and RH Charlotte, which will open sometime this Spring-Summer when state and local governments permit. The $150 million of expense reductions are inclusive of approximately $70 million of compensation savings, assuming Galleries, Restaurants, and Outlets reopen in June, $50 million of advertising savings, and $20 million of savings related to the delay of Gallery transformations.

RH expects to incur certain costs and charges associated with the restructuring of its business as described above including severance costs and the expense of continuing health care benefits for furloughed associates, but as of the date of the filing of this Form 8-K, RH has not finalized the exact and full amount of such costs and charges. RH will provide additional disclosure at such time as it determines a precise amount of the costs and charges associated with this business reorganization.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described above, RH’s Executive Leadership Team has elected to forgo 100% of their salaries during the temporary salary reduction program. The Executive Leadership Team includes among others Gary Friedman, RH’s Chairman and Chief Executive Officer; Eri Chaya, RH’s President, Chief Creative and Merchandising Officer; DeMonty Price, RH’s President, Chief Operating, Service and Values Officer; David Stanchak, RH’s President, Chief Real Estate and Development Officer; and Jack Preston, RH’s Chief Financial Officer.

Item 7.01. Regulation FD Disclosure.

On April 6, 2020, RH issued a press release regarding organizational changes and expense reductions in response to current business conditions. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information furnished with in Item 7.01 of this Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Forward-Looking Statements

Some of the statements in this Form 8-K, and in the accompanying press release, are “forward-looking” and are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995, including without limitation, statements regarding costs and charges anticipated in connection with RH’s restructuring; statements regarding the planned reductions in expenses and capital expenditures in fiscal 2020 including the amount of such savings and the breakdown of such savings by category; expectations regarding the delay in our Gallery transformation efforts and the potential timing for opening the RH Marin and RH Charlotte Galleries in 2020; expectations that our interior design teams are finding creative ways to engage our customers while our Galleries are closed; expectations concerning new consumer spending patterns and habits that are being formed as a result of social distancing and sheltering in place including that consumers are making their homes the center of their lives; our belief that we are well-positioned to take advantage of opportunities as a result of the COVID-19 crisis; our anticipation that we will be providing additional information about our outlook and expectations at some point in the future when business conditions begin to normalize; expectations regarding the furlough of our team members including the continuation of health benefits to furloughed associates and the timing of their potential return to work; the timing for the reopening of our Galleries, Restaurants and Outlets; the duration and scope of salary reductions for leaders across the Company; expectations about our ability to reimagine and elevate the RH brand; our quest to become one of the most admired brands in the world; and any statements or assumptions underlying any of the foregoing.

You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future events. We cannot assure you that future developments affecting us will be those that we have anticipated. Important risks and uncertainties that could cause actual results to differ materially from our expectations include the global outbreak of the coronavirus (COVID-19) virus, which poses significant and widespread risks to our business as well as to the business environment and the markets in which we operate our business. We have already experienced significant disruption to our business as a result of the rapid development of the COVID-19 pandemic. The Company has temporarily closed its retail locations for an indeterminate period of time and has implemented other efforts to reduce expenses including through the furlough and termination of a large number of our team members. The impact of these efforts is uncertain and we may not achieve the benefits that we seek from these initiatives. Changes in consumer behavior and health concerns as a result of the COVID-19 outbreak have had a negative effect on customer demand. A large number of states and municipalities in the U.S. where we operate have implemented temporary closure requirements with respect to non-essential business operations and the duration of these requirements are unknown, and a number of mall operators as well as other retailers have elected to temporarily cease operations. The COVID-19 outbreak also may have a material adverse impact on our supply chain including the manufacture, supply, distribution, transportation and delivery of our products. The magnitude and duration of the negative impact to our business from the COVID-19 pandemic cannot be predicted with certainty, but the Company believes COVID-19 is likely to result in an adverse impact on our business, results of operations and financial condition, particularly if ongoing mitigation actions occur for a significant amount of time. Other important risks and uncertainties that could cause actual results to differ materially from our expectations include, among others, risks related to our dependence on key personnel and any changes in our ability to retain key personnel; successful implementation of our growth strategy; risks related to the number of new business initiatives we are undertaking; successful implementation of our growth strategy including our real estate transformation and the number of new Gallery locations that we seek to open and the timing of openings; uncertainties in the current performance of our business including a range of risks related to our operations as well as external economic factors; general economic conditions and the housing market as well as the impact of economic conditions on consumer confidence and spending; changes in customer demand for our products; our ability to anticipate consumer preferences and buying trends, and maintaining our brand promise to customers; decisions concerning the allocation of capital; factors affecting our outstanding convertible senior notes or other forms of our indebtedness; our ability to anticipate consumer preferences and buying trends, and maintain our brand promise to customers; changes in consumer spending based on weather and other conditions beyond our control; strikes and work stoppages affecting port workers and other industries involved in the transportation of our products; our ability to obtain our products in a timely fashion or in the quantities required; our ability to employ reasonable and appropriate security measures to protect personal information that we collect; our ability to support our growth with appropriate information technology systems; risks related to our sourcing and supply chain including our dependence on imported products produced by foreign manufacturers and risks related to importation of such products including risks related to tariffs and other similar issues, as well as those risks and uncertainties disclosed under the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in RH’s most recent Form 10-K filed with the Securities and Exchange Commission, and similar disclosures in subsequent reports filed with the SEC, which are available on our investor relations website at ir.rh.com and on the SEC website at www.sec.gov. Any forward-looking statement made by us in this press release speaks only as of the date on which we make it. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	RH Chairman & CEO Gary Friedman Addresses Organizational Changes and Expense Reductions in Response to Current Business Conditions.

104	Cover Page Interactive Data File––the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 10, 2020	By:	/s/ Jack Preston
Jack Preston
Chief Financial Officer